UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 26, 2019 (February 22, 2019)
HEALTHCARE TRUST OF AMERICA, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35568	20-4738467
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16435 N. Scottsdale Road, Suite 320
Scottsdale, Arizona		85254
(Address of principal executive offices)		(Zip Code)
(480) 998-3478
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter): ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Healthcare Trust of America, Inc. (“HTA”) announced that on February 22, 2019, Roberta B. Bowman, a current member of the Board of Directors, advised HTA that she will not stand for re-election at the 2019 Annual Meeting of Stockholders and, thus, she will not be nominated by the Board of Directors to do so. Ms. Bowman joined the Board of Directors in 2018. During her tenure, she has served on HTA’s Audit and Risk Management Committees of the Board of Directors. Ms. Bowman has been and continues to be a valued member of the Board of Directors, and she will continue to serve on the Board of Directors through the date of HTA’s 2019 Annual Meeting of Stockholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthcare Trust of America, Inc.
Date: February 26, 2019	By:	/s/ Scott D. Peters
Name: Scott D. Peters
Title: Chief Executive Officer, President and Chairman